SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 6, 2011

GLEN ROSE PETROLEUM CORPORATION
(Exact name of registrant as specified in Charter)

Delaware	001-10179	87-0372864
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

22762 Westheimer Parkway
Suite 515
Katy, Texas 77450
(Address of Principal Executive Offices)

(832) 437-0329
(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2 below).

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-(c) under the Exchange Act (17 CFR 240.13(e)-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Item 3.02 Unregistered Sales of Equity Securities.

Glen Rose Petroleum Corporation, a Delaware corporation (the “Company”), has entered into purchase agreements (the “Purchase Agreements”) dated as of June 24, 2011, June 28, 2011 and July 4, 2011 with accredited non-U.S. investors (the “Investors”) for the issuance and sale of an aggregate of 4,292,990 shares of the Company’s common stock (the “Shares”), for aggregate proceeds equal to approximately $1,931,810.50.  An additional 373,430 shares were issued to ABG Sundal Collier Norge ASA, as a fee for acting as an advisor to the investors in connection with the transaction. The price per share for the Shares was approximately $0.45.  The investors also received two year warrants to purchase up to an aggregate of 4,292,990 shares of common stock at an exercise price per share of $0.45.  The warrants do not permit cashless exercise and are closed to exercise for 6 months.

The Shares and warrants were issued in reliance upon an exemption from registration afforded under Regulation S of the Securities Act of 1933, as amended (the “Securities Act”), for transactions involving an offering and sale exclusively to non-U.S. persons.

A copy of the form of Purchase Agreement is filed herewith as Exhibit 10.1 to this Form 8-K and incorporated herein by reference. A copy of the form of warrant is filed herewith as Exhibit 10.2 to this Form 8-K and incorporated herein by reference.

The disclosure provided herein is neither an offer to sell nor a solicitation of an offer to buy any securities of the Company.  No offer, solicitation or sale will be made in any jurisdiction in which such offer, solicitation or sale is unlawful.

Item 9.01            FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

Set forth below is a list of exhibits to this Current Report on Form 8-K:

Exhibit No.:	Description:

10.1	Application Form by and among the Company and each investor signatory thereto.

10.2	Form of warrant issued investors.

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Glen Rose Petroleum Corporation

Date: July 12, 2011	By:	/s/ Andrew Taylor-Kimmins
Andrew Taylor-Kimmins
Chief Executive Officer

Exhibits

10.1	Application Form by and among the Company and each investor signatory thereto.

10.2	Form of warrant issued investors.